UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  02/18/2005

EXACTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-28240

FL	59-2603930
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2320 NW 66th Court, Gainesville, FL 32653
(Address of Principal Executive Offices, Including Zip Code)

352-377-1140
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On February 18, 2005, the Company's Board of Directors approved the following revision to the compensation for the Company's outside directors to take effect from February 18, 2005 onward: (a) annual compensation of $22,000 for each director; (b) an annual fee for the Chairman of the Audit Committee of $3,800; (c) an annual fee for the Chairman of the Compensation Committee of $1,700; (d) attendance fees of $1,100 per in-person meeting, plus reimbursement of travel expenses; (e) attendance fees of $825 per telephonic meeting attended by members of the Audit Committee; and (f) attendance fees of $550 per telephonic meeting attended by members of the Compensation Committee.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

EXACTECH, INC.

Date: February 24, 2005.	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer